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                                                                   EXHIBIT 10.22


                         DECRANE AIRCRAFT HOLDINGS, INC.
                                 1999 EXECUTIVE
                           DEFERRED COMPENSATION PLAN


                        SECTION 1. ESTABLISHMENT OF PLAN

               DeCrane Aircraft Holdings, Inc. hereby establishes the DeCrane Aircraft Holdings, Inc. 1999 Executive Deferred Compensation Plan set forth herein, adopted and effective as of December 31, 1999 for a select group of management or highly compensated employees, within the meaning of Sections 201(1), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in recognition of the valuable service performed by such employees and to encourage their continued employment. It is intended that the Plan be unfunded for purposes of Title I of ERISA and the Internal Revenue Code of 1986, as amended (the "Code").

                         SECTION 2. DEFINITION OF TERMS

               The following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

               2.1. ACCOUNT. Book entries maintained by the Company reflecting Deferred Amounts and interest thereon.

               2.2 ACCRUED BENEFIT. The sum of all Deferred Amounts credited to a Participant's Account from time to time pursuant to this Agreement, together with earnings thereon calculated as set forth in Section 5 hereof, minus any distributions hereunder.


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               2.3  AFFILIATE. Any corporation, partnership, joint venture, association, limited liability company or similar organization or entity, the employees of which would be treated as employed by the Company under Section 414(b) or 414(c) of the Code.

               2.4  CHANGE IN CONTROL. The occurrence of any of the following:
                    (a) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities and/or their respective Permitted Transferees (as defined in the Investors' Agreement) or
(B) any "group" (within the meaning of such Section 13(d)(3)) of which the DLJ Entities constitute a majority (on the basis of ownership interest), acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 51% of the combined voting power of the Company's then outstanding voting securities with respect to matters submitted to a vote of the stockholders generally; or

                    (b) a sale or transfer by the Company or any of its Subsidiaries of substantially all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transfer.

               2.5  COMPANY. DeCrane Aircraft Holdings, Inc.

               2.6 COMPENSATION. The total salary otherwise payable in cash to the Participant by the Company, exclusive of Accrued Benefits.

               2.7 DEFERRAL DATE. Except as otherwise provided in Section 3.4, the date, as elected by the Participant on his or her initial Election of Deferral, which is five years after the effective date of such Election of Deferral or, if later, on which the Participant attains age 55, 60 or 65.


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               2.8  DEFERRED AMOUNTS. The amounts of Compensation and any bonus actually deferred pursuant to an Election of Deferral.

               2.9  EFFECTIVE DATE. December 31, 1999.

               2.10 ELECTION OF DEFERRAL. A written notice filed by the Participant with the Company in substantially the form attached hereto as Exhibit A, specifying the amount of Compensation and/or bonuses to be deferred, the investment option for crediting earnings under Section 5 and, in the case of the initial Election of Deferral, the Participant's Deferral Date and election of a form of payment under Section 6.

               2.11 ELIGIBLE EMPLOYEE. The president of the Company or any Affiliate, corporate division managers and any other key employee of the Company or an Affiliate who is designated by Plan Administrator.

               2.12 NOTICE OF DISCONTINUANCE. A written notice filed by the Participant with the Company in substantially the form attached hereto as Exhibit B, requesting discontinuance of the deferral of the Participant's Compensation and/or bonuses.

               2.13 PARTICIPANT. An Eligible Employee who elects to participate in the Plan by filing an Election of Deferral with the Company in accordance with Section 3.1.

               2.14 PLAN. The DeCrane Aircraft Holdings, Inc. 1999 Executive Deferred Compensation Plan, as set forth herein and as amended from time to time in accordance with Section 20.

               2.15 PLAN ADMINISTRATOR. The person or persons appointed by the Board of Directors of the Company to administer the Plan pursuant to Section
13. Such person or persons shall serve at the discretion of the Board of Directors of the Company.

               2.17 PLAN YEAR. The fiscal year of the Company.


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                            SECTION 3. PARTICIPATION

                  3.1 ELECTION TO PARTICIPATE. An Eligible Employee may elect to participate in this Plan by filing an Election of Deferral with the Company at any time on or after the Effective Date. Any such Election of Deferral (and any Notice of Discontinuance or subsequent Election of Deferral filed pursuant to
Section 4) shall be deemed filed when received by the Plan Administrator.

                  3.2 EFFECTIVE DATE OF ELECTION. An Election of Deferral filed pursuant to Section 3.1 shall be effective on the first day of the first pay period beginning after such Election of Deferral is filed if such filing is within 30 days after the Effective Date or, if later, within 30 days after the individual becomes an Eligible Employee. Any Election of Deferral filed pursuant to Section 3.1 after the applicable 30-day period set forth in the preceding sentence shall be effective on the first day of the first pay period beginning on or after the first day of the Plan Year after such Election of Deferral is filed.

                  3.3 DEFERRED AMOUNTS. The Election of Deferral filed pursuant to Section 3.1 shall specify the Deferred Amount, in whole percentages up to 100% or a fixed dollar amount, to be deferred from the Participant's Compensation for each pay period beginning on or after the effective date of such Election of Deferral determined pursuant to Section 3.2 and continuing through his or her Deferral Date. Such Election of Deferral may also specify the Deferred Amount, in whole percentages up to 100% or a fixed dollar amount, to be deferred from any bonus that the Company may award which is payable after the effective date of such Election of Deferral and before the Participant's Deferral Date. Notwithstanding the foregoing, the minimum Deferred Amount for any Plan Year shall not be less than $10,000. The Participant's


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Deferred Amounts shall be credited to his or her Account as of the dates such
Deferred Amounts would, but for such deferral, be payable to the Participant.

                  3.4 DEFERRAL DATE. The initial Election of Deferral filed pursuant to Section 3.1 shall also specify the Deferral Date elected by the Participant. The Participant may subsequently elect to extend the original Deferral Date specified on his or her initial Election of Deferral to a later date which is five years after such original Deferral Date or on which the Participant attains age 55, 60 or 65. An election to extend the original Deferral Date may only be made once, must be in writing, must be received by the Plan Administrator at least 90 days prior to the original Deferral Date and shall be irrevocable.

                 SECTION 4. TERMINATION OR AMENDMENT OF ELECTION

         The Participant's initial Election of Deferral filed pursuant to
Section 3.1 shall continue in effect, pursuant to the terms of the Election of Deferral, unless and until the Participant files with the Company a Notice of Discontinuance or a subsequent Election of Deferral specifying a different Deferral Amount for the Participant's Compensation and/or bonuses. Each Election of Deferral filed pursuant to this Section 4 shall similarly continue in effect until the Participant files a Notice of Discontinuance or a subsequent Election of Deferral. A Notice of Discontinuance shall be effective on the first day of the first pay period beginning at least 30 days after such Notice of Discontinuance is filed, and shall apply only with respect to the Participant's Compensation and bonuses attributable to services not yet performed. Any Election of Deferral filed pursuant to this Section 4 shall be effective on the first day of the first pay period beginning on or after the first day of the Plan Year after such Election of Deferral is filed, provided that it is filed at least 30 days prior to the first day of such Plan Year; the Election of


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Deferral in effect at the time of such filing, if any, shall remain in effect for any remaining pay periods beginning in the Plan Year in which such filing occurs, unless it is discontinued by filing a Notice of Discontinuance. Notwithstanding anything herein to the contrary, a Participant's Election of Deferral shall terminate, and be of no further force or effect, upon attainment of his or her Deferral Date (either as specified on the Participant's initial Election of Deferral or a subsequent election pursuant to Section 3.4, as applicable), and no Election of Deferral may be filed thereafter.

                    SECTION 5 - EARNINGS ON DEFERRED AMOUNTS

                  5.1 INVESTMENT OPTIONS. The Company will credit Deferred Amounts in the Participant's Account with earnings thereon from and after the date each Deferred Amount is credited to the Account. Earnings on Deferred Amounts shall accrue commencing on the date the Account first has a positive balance and shall continue on the balance in the Participant's Account from time to time up to the date as of which benefits under Section 6, disability benefits under Section 7, death benefits under Section 8, termination benefits under
Section 9 or benefits upon a Change in Control, whichever applies, are paid in full. Earnings under this Section 5 on Deferred Amounts credited to the Participant's Account for any Plan Year shall be calculated at a rate computed as if such Deferred Amounts had been invested in accordance with one of the investment options under (a), (b) or (c) as follows:

                  (a)      one or more of the following mutual funds:

                           (i)      DLJ Winthrop Growth Fund;
                           (ii)     DLJ Winthrop Small Company Value Fund;
                           (iii)    DLJ Winthrop International Equity Fund;


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                           (iv)     DLJ Winthrop Developing Markets Fund;
                           (v)      DLJ Winthrop Growth and Income Fund;
                           (vi)     DLJ Winthrop High Income Fund;
                           (vii)    DLJ Winthrop Fixed Income Fund; and
                           (viii)   DLJ Winthrop U.S. Government Money Fund; or

                  (b)      DLJ Global Diversified Investors; or

                  (c)      DLJ Technology Long/Short Investors;

as elected by the Participant in his or her initial Election of Deferral.

                  5.2 CHANGE IN INVESTMENT OPTIONS FOR SUBSEQUENT DEFERRED AMOUNTS. The Participant shall have the right as of the first day of each calendar quarter beginning after the effective date of his or her initial Election of Deferral, on an Election of Deferral filed in accordance with
Section 4, to elect a different investment option under Section 5.1(a), (b) or
(c) for the calculation of earnings on Deferred Amounts credited to his or her Account for such Plan Year. An election made under Section 5.1 or this Section
5.2 shall remain in effect for Deferred Amounts credited to the Participant's Account for all subsequent Plan Years, unless changed in accordance with this
Section 5.2.

                  5.3 CHANGE IN INVESTMENT OPTIONS FOR ACCRUED BENEFIT. The Participant shall have the right as of the first day of each calendar quarter to elect a different investment option under Section 5.1(a), (b) or (c) for the calculation of earnings on the portion, if any, of his or her Accrued Benefit which is then being credited with earnings under Section 5.1(a). Such election shall be made at such time and in such manner as the Company shall determine. Notwithstanding anything herein to the contrary, the Participant shall not have the right at any time to elect a different investment option with respect to the portion, if any, of his or her

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Accrued Benefit which is being credited with earnings under Section 5.1(b) or
(c).

                  5.4 INVESTMENTS AND CHARGES. Nothing in this Section 5 shall require the Company to actually invest any Deferred Amounts in accordance with a Participant's election; provided, however, that if the Company in its sole discretion does make any such investment, the Participant's Account shall be reduced for any charges imposed by the applicable fund.

                      SECTION 6. BENEFITS AT DEFERRAL DATE.

                  On or as soon as administratively feasible after the Participant's Deferral Date, regardless of whether the Participant has retired, the Company shall pay to the Participant his or her Accrued Benefit in a lump sum or in 15 annual installments, as elected by the Participant in his or her initial Election of Deferral. Annual installments shall be determined by dividing the balance in the Participant's Account on the date payments commence and each anniversary of such date by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments. Notwithstanding the foregoing:

                  (a) the Participant may change his or her election of a form of payment by filing a written notice with the Plan Administrator at least one year prior to his or her Deferral Date; and

                  (b) the Company may, in its sole discretion, defer for a reasonable period of time any payment otherwise required under this Section 6 with respect to the portion of the Participant's Accrued Benefit which is being credited with earnings under Section 5.1(b) or (c).


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                          SECTION 7. DISABILITY BENEFIT

                  Notwithstanding any other provision hereof, the Participant shall be entitled to receive a disability benefit hereunder upon termination of employment due to disability, as determined in accordance with the Company's long-term disability plan, prior to his or her Deferral Date. If the Participant's employment is terminated due to disability pursuant to this
Section 7, the disability benefit payable hereunder shall be that amount that would have been payable as a benefit had the Participant attained his or her Deferral Date on the date of such termination. The disability benefit payable under this Section 7 shall be paid in the form elected by the Participant or designated by the Company in accordance with the provisions of Section 6 on or as soon as administratively feasible after the Participant's termination of employment.

                            SECTION 8. DEATH BENEFIT

                  8.1 DEATH PRIOR TO PAYMENT OR COMMENCEMENT OF BENEFITS. In the event of the Participant's death prior to his or her Deferral Date and prior to payment of disability benefits or termination benefits under Section 7 or 9, respectively, the Company shall pay the Accrued Benefit in the Participant's Account as of the date of his or her death to the Participant's designated beneficiary, in accordance with the last such designation received by the Plan Administrator from the Participant prior to his or her death. If no such designation has been received by the Plan Administrator from the Participant prior to his or her death, or if the designated beneficiary dies prior to the Participant, the Accrued Benefit in the Participant's Account shall be paid to the Participant's then living spouse; if the Participant is not survived by a spouse, to the then living children of the Participant, if any, in equal shares; and if none, to the estate of the Participant. Such death benefit shall be paid in the form elected by the participant,


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or designated by the Company, in accordance with the provisions of Section 6 as soon as administratively feasible after the Participant's death. If a designated beneficiary, spouse or child receiving death benefits under this
Section 8.1 in the form of installments dies prior to payment of the Participant's entire Accrued Benefit, the remaining balance of such Accrued Benefit shall be paid in a lump sum to the estate of such designated beneficiary, spouse or child.

                  8.2 DEATH AFTER COMMENCEMENT OF INSTALLMENTS. In the event of the Participant's death after payment of benefits at his or her Deferral Date, disability benefits or termination benefits under Section 6, 7 or 9, respectively, has commenced in the form of installments, any remaining installments shall be paid to the designated beneficiary or other person determined in accordance with Section 8.1.

                  8.3 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to submit to the Plan Administrator, in substantially the form attached hereto as Exhibit C, a written designation of primary and secondary beneficiaries to whom payment under this Plan shall be made in accordance with Section 8.1 or 8.2. Each beneficiary designation shall become effective when received by the Plan Administrator.

                         SECTION 9. TERMINATION BENEFIT

                  In the event that, prior to the Participant's Deferral Date, his or her employment with the Company is terminated for any reason, the Company shall thereafter pay to the Participant as a termination benefit the Participant's Accrued Benefit on or as soon as administratively feasible after the Participant's Deferral Date in the form elected by the Participant, or designated by the Company, in accordance with the provisions of Section 6; notwithstanding any other provision of this plan, if the Participant's employment is voluntarily


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terminated by the Participant other than for early retirement as determined by the Company, or involuntarily terminated by the Company for cause as determined by the Company, the Company may, in its sole discretion, pay the Participant's entire Accrued Benefit in a lump sum on or as soon as administratively feasible after the date of such termination.

                          SECTION 10. CHANGE IN CONTROL

                  Notwithstanding anything herein to the contrary, upon a Change in Control:

                  (a) all Elections of Deferral shall terminate and be of no further force or effect; and

                  (b) each Participant's Accrued Benefit, including the unpaid portion of any Participant's Accrued Benefit which is then being paid in installments under Section 6, 7, 8 or 9, shall be immediately payable to the Participant or his or her beneficiary, as applicable, in a lump sum.

                          SECTION 11. HARDSHIP BENEFIT

                  11.1 HARDSHIP BENEFIT. In the event a Participant suffers an unforeseen emergency (as defined in Section 11.2), the Company may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Participant as a hardship benefit any portion of the Participant's Account as of the date a hardship benefit is distributed or utilized. Any hardship benefit shall be distributed or utilized at such times as the Company shall determine, and the Accrued Benefit in the Participant's Account shall be reduced by the amount so distributed and/or utilized.

                  11.2 UNFORESEEN EMERGENCY. For purposes of this Plan, unforeseen emergency means a severe financial hardship to the Participant resulting from a sudden


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unexpected illness or accident of the Participant or a dependent of the
Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency would depend upon the facts of each case, but, in any case, distribution or utilization of a hardship benefit may not be made in the event that such hardship is or may be relieved:

                    (a) through reimbursement or compensation by insurance or otherwise;

                    (b) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship; or
                    (c)  by cessation of Deferred Amounts under the Plan.

                  In any event, the need to send a Participant's child to college or the desire to purchase a home shall not be an unforeseeable emergency.

                  SECTION 12. OFFSET FOR OBLIGATIONS TO COMPANY

                  If, at such time as the Participant becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to the Company or any Affiliate, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Company may offset the amount owing it against the amount of benefits otherwise payable hereunder.


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                           SECTION 13. ADMINISTRATION

                  13.1 AUTHORITY OF THE PLAN ADMINISTRATOR. Subject to applicable law and any limitations or restrictions imposed by the Board of Directors of the Company, the Plan Administrator shall have full and discretionary power to:

                    (a)  interpret and construe the provisions of the Plan;

                    (b) establish rules and regulations for the administration of the Plan;

                    (c) maintain all records necessary for administration of the Plan, including, but not limited to Elections of Deferral, Notices of Discontinuance, beneficiary designations and records relating to Accrued Benefits and payment thereof; and

                    (d) make all other determinations, and take such actions, including but not limited to the appointment of agents, as may be necessary or advisable for the administration of the Plan and the performance of its duties hereunder.

                  13.2 DECISIONS. If two or more persons are serving as Plan Administrator, any decision of the Plan Administrator may be made by a written document signed by a majority of such persons or by majority vote at a meeting. No person serving as Plan Administrator shall make any decision or take any action affecting exclusively his or her own Accrued Benefits under the Plan, if any; all such matters shall be decided by a majority of the remaining persons serving as Plan Administrator or, if none, by the Board of Directors of the Company or its duly authorized delegate. All determinations and decisions made by the Plan Administrator shall be final, conclusive and binding on all persons including the Company, Participants and their beneficiaries hereunder.

                  13.3 ADMINISTRATIVE EXPENSES. All expenses of administering the Plan shall be paid by the Company.


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                          SECTION 14. NO TRUST CREATED

                  Nothing contained in this Plan, and no action taken pursuant to its provisions shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, their beneficiaries hereunder or any other person.

                         SECTION 15. SOURCE OF PAYMENTS

                  15.1 GENERAL ASSETS AND UNSECURED CREDITORS. The payments to any Participant or beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

                  15.2 INSURANCE OR OTHER PROPERTY. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of any Participant (or any other property) to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participant nor any beneficiary hereunder shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy or other property and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any


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trust for the Participants, any beneficiary or any other person nor as collateral security for any obligation of the Company hereunder.

                      SECTION 16. NO CONTRACT OF EMPLOYMENT

                  Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon any Participant the right to continue to be employed by the Company in his or her present capacity, or in any capacity.

                      SECTION 17. BENEFITS NOT TRANSFERABLE

                  Neither the Participants nor their beneficiaries hereunder shall have any power or right to assign, transfer, alienate, anticipate, pledge, charge or otherwise encumber any part or all of the benefits payable hereunder. No such benefits shall be liable or subject to seizure by any creditor for the debts, contracts, liabilities, engagements or torts of any Participant or beneficiary hereunder, whether by attachment, garnishment, levy, execution or any other legal or equitable process, nor shall such benefits be transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or beneficiary hereunder. Any such attempted assignment, seizure or transfer shall be null and void and of no effect.

                             SECTION 18. WITHHOLDING

                  Notwithstanding any other provision hereof, the Company shall have the right to deduct and withhold from any Deferred Amount or payment under this Plan any taxes required by law to be withheld with respect thereto.


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                      SECTION 19. DETERMINATION OF BENEFITS

                  19.1. CLAIM. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the Plan Administrator at the Company's then principal place of business.

                  19.2 CLAIM DECISION. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                    (a)  The specific reason or reasons for such denial;

                    (b) The specific reference to pertinent provisions of this Plan on which such denial is based;

                    (c) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

                    (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                    (e) The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof.


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                  19.3 REQUEST FOR REVIEW. With 60 days after the receipt by the
Claimant of the written opinion described above, the Claimant may request in writing that the Plan Administrator review its determination. Such request must be addressed to the Plan Administrator at the Company's then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator's determination within such 60 day period, he or she shall be barred and estopped from challenging the Plan Administrator's determination.

                  19.4 REVIEW OF DECISION. Within 60 days after the Plan Administrator's receipt of a request for review, it will review its prior determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

                      SECTION 20. AMENDMENT OR TERMINATION

                 This Plan may be amended or terminated, in whole or in part, by the Board of Directors of the Company, or its duly authorized delegate, at any time in its sole discretion; provided, however, that any such amendment or termination shall not adversely affect any Participant's Accrued Benefit as of the date thereof. In the event of termination of the Plan, each Participant's Accrued Benefit, including the unpaid portion of any Participant's Accrued Benefit


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

which is then being paid in installments under Section 6, 7, 8 or 9, shall be paid to such Participant or his or her beneficiary, as applicable, in a single lump sum as soon as administratively feasible.

                            SECTION 21. GOVERNING LAW

                 To the extent not preempted by Federal law, this Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions.

                 IN WITNESS WHEREOF, the Company hereby executes and adopts this Plan, as set forth herein, effective as of December 31, 1999.

                                           DECRANE AIRCRAFT HOLDINGS, INC.

                                           By:   /s/ Eric D. Steidl
                                                 -------------------------
                                                 Eric D. Steidl


                                           Its:  Controller
                                                 -------------------------


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